U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 12, 2001



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                                1135 Terminal Way
                                    Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 1 through 5, and 7 and 8 not applicable.

Item 6. Resignation of Registrant's Directors.

     Election of New Officer and Director and Resignation of Officers and Directors

     On March 1, 2001, in accordance with the provisions of the bylaws, the board of directors of Eduverse.Com, a Nevada corporation (the "Company"), appointed Grant Atkins as a director and as the president, secretary and treasurer of the Company. Subsequently, the board of directors received and approved the resignations of the following individuals from their respective positions with the Company pursuant to a special meeting of the board of directors held on March 2, 2001:

     (i) Marc Crimeni as the President, Chief Executive Officer, Treasurer, Chairman of the Board and a Director of the Company;
     (ii) Robert Harris as the Secretary and a Director of the Company; and
     (iii) Peter O'Donnell as a Director of the Company.

As of the date of this Report, the directors and executive officers of the Company and its wholly-owned subsidiary, Eduverse Dot Com (Canada) Inc. ("Eduverse") are as follows:

     Name                       Age          Position with the Company
     ----                       ---          -------------------------

     Grant Atkins               40           President, Secretary and Treasurer
                                             and Director

     Gary Powers                54           Director


                                             Position with Eduverse Dot Com
     Name                       Age                   (Canada) Inc.
     ----                       ---                   -------------

     Marc Crimeni               43           President and Treasurer and
                                             Director


     GRANT ATKINS has been the President, Secretary and Treasurer and a Director of the Company since March 1, 2001. For the past six years, Mr. Atkins has been self-employed as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. For the past four years, Mr. Atkins has been a director and the secretary for Intergold Corporation, an OTC Bulletin Board company, for which he has provided organization and controller duties since its formation. Mr. Atkins is also the director and president for Vega-Atlantic Corporation, an OTC Bulletin Board public company engaged in the exploration and development of gold and other minerals within the United States and internationally, and Hadro Resources, Inc., an OTC Bulletin Board public company engaged in oil and natural gas exploration and development within the United States and internationally.

     GARY J. POWERS has been a Director of the Company since November 2000. Mr. Powers is the president and a director of Intergold Corporation since September of 1998 and the president and a director of International Gold Corporation, the wholly-owned subsidiary of Intergold Corporation, since September of 1998. Mr. Powers has worked in the public sector as a senior Canadian governmental level and has private sector experience in project development and business management. For the past six years, Mr. Powers has worked for Guest Investments Ltd. as a management and education consultant and for Helen Kupper Enterprises, Ltd. as a business manager.

     MARC CRIMENI has served as the President, Treasurer and a Director of the Company's wholly owned subsidiary, Eduverse Dot Com Inc., since August 1, 1998. From November 1996 to July 1997, Mr. Crimeni served as Vice President of Sales and Marketing at InMedia. From February 1994 to November 1996, he served as the International Sales Manager for Inetco Systems Inc., a software company. From June 1992 to July 1993, Mr. Crimeni served as International Sales Manager for Prologic Computer Corporation, a software development company. On September 3, 1998, the British Columbia Securities Commission fined Mr. Crimeni Cdn $10,000 for failing to disclose in a regulatory filing a pending criminal proceeding involving the improper storage of a firearm. As a result of this action, Mr. Crimeni agreed to resign any position he held as a director or officer of a reporting issuer in British Columbia, to not serve as a director or officers of any reporting issuer in British Columbia, and to not engage in any investor relations activities until December 4, 1999. Mr. Crimeni completed an educational program relating to securities and is eligible to serve as a director or executive officer of a British Columbia reporting issuer.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  EDUVERSE.COM


Date: March 14, 2001                       By: /s/ Grant Atkins
--------------------                       --------------------
                                           Grant Atkins, President